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                                                              Exhibit 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1 of Catalytica Combustion Systems, Inc. of our reports dated October 17, 1999, except for the second paragraph of note 4 as to which the date is Augusst 28, 2000 and October 26, 1998, relating to the financial statements of GENXON Power Systems, L.L.C., which appear in such Prospectus and Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus and Registration Statement.

                                          /s/ PricewaterhouseCoopers, LLP

San Jose, CA

September 5, 2000